Exhibit 3.1
[Restated electronically for
SEC filing purposes only]

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ALBEMARLE CORPORATION
I.
The name of the Corporation is Albemarle Corporation.
II.
The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.
III.
The initial registered office shall be located at 330 South Fourth Street in the City of Richmond,
Virginia, and the initial registered agent shall be E. Whitehead Elmore, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.
IV.
The Corporation shall have authority to issue 275,000,000 shares of Common Stock, par value $.01 per share, and 15,000,000 shares of Preferred Stock. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:
    A.     Common Stock.
1.Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.
2.Except as otherwise required in these Articles as they may hereafter be amended:
(a)Any Corporation action, except the election of Directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

(b)The election of Directors will be as set forth in the Company’s Bylaws;

(c)An amendment or restatement of these Articles other than an amendment or restatement described, or involved in an affiliated transaction described, in subsection (d) or (f) of this section shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter;

(d)Any transaction with the Corporation or any subsidiary that constitutes or involves an affiliated transaction, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles, shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on such transaction;

(e)A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution, other than any such transaction to which subsection (d) of this section applies, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on such transaction; and

(f)An amendment to these Articles that amends or affects subsection (d) of this section shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

For purposes of subsection (d) of this section a transaction shall not constitute an affiliated transaction if it is with an interested shareholder, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles: (i) who has been an interested shareholder continuously or who would have been such but for the unilateral action of the Corporation since the later of (a) the date on which this Corporation first had 300 shareholders of record or (b) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles; (ii) who became an interested shareholder as a result of acquiring shares from a person specified in subdivision (i) or subdivision (ii) of this subsection by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the Corporation; (iii) who became an interested shareholder inadvertently or as a result of the unilateral action of the Corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not have been an interested shareholder but for such inadvertency of the unilateral action of the Corporation; or (iv) whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors.
3.Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.
B.     Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix, or establish the basis for determining:
(a)The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

(b)The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

(c)The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

(d)The designation and maximum number of shares of such series issuable;

(e)The right to vote, in any, with holders of shares of any other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

(f)The amount payable upon shares in the event of involuntary liquidation;

(g)The amount payable upon shares in the event of voluntary liquidation;

(h)The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities, and the terms and conditions of any such conversion or exchange; and

(i)Such other rights as may be specified by the Board of Directors and not prohibited by law.

All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectfully entitled.

    C.     Preemptive Rights.
No holder of shares of any class of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.
    D.    7.25% Series A Mandatory Convertible Preferred Stock.
There shall be a series of Preferred Stock having the designation and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows:
SECTION 1. Number and Designation; General Matters; Ranking. 2,300,000 shares of the Preferred Stock of the Corporation shall be designated as “7.25% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness. As used in this Article IV.D., references to any section or subsection shall refer to such section or subsection of this Article IV.D., unless the context otherwise requires.
SECTION 2. Standard Definitions. (a) As used in this Article IV.D. with respect to the Mandatory Convertible Preferred Stock:
“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of accumulated and unpaid dividends, if any, for any Dividend Periods prior to the Effective Date of the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date.
“ADRs” shall have the meaning set forth in Section 13(e).
“Amended and Restated Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as they may be further amended, modified or restated from time to time.
“Applicable Market Value” means the Average VWAP per share of Common Stock over the Final Averaging Period.
“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” means the board of directors of the Corporation.
“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.
“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended, modified or restated from time to time.
“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv). “Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv). “Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv). “close of business” means 5:00 p.m., New York City time.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, subject to Section 13(e).
“Conversion and Dividend Disbursing Agent” means Equiniti Trust Company, LLC, the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.
“Conversion Date” shall have the meaning set forth in Section 3(a). “Corporation” means Albemarle Corporation, a Virginia corporation.
“Current Market Price” per share of Common Stock (or, in the case of clause (ii) below, per share of Common Stock, capital stock or similar equity interest, as applicable) means, for the purposes of determining an adjustment to the Fixed Conversion Rates:
(i)for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv)(A) or Section 13(a)(v), the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, (x) for purposes of Section 13(a)(ii), the Trading Day immediately preceding the announcement date of the relevant issuance and (y) for purposes of Section 13(a)(iv)(A) or Section 13(a)(v), the Trading Day immediately preceding the Ex-Date of the relevant distribution;
(ii)for purposes of any adjustment pursuant to Section 13(a)(iv)(B), the Average VWAP per share of Common Stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to Common Stock were to such capital stock or similar equity interest), over the first ten consecutive Trading Days commencing on, and including, the Ex-Date of such distribution; and

(iii)for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date of the relevant tender offer or exchange offer.
“Depositary Shares” means the depositary shares representing fractional interests in the Mandatory Convertible Preferred Stock.
“Distributed Property” shall have the meaning set forth in Section 13(a)(iv)(A). “Dividend Amount” shall have the meaning set forth in Section 3(a).
“Dividend Payment Date” means March 1, June 1, September 1 and December 1 of each year commencing on, and including, June 1, 2024 to, and including, March 1, 2027.
“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, June 1, 2024.
“DTC” means The Depository Trust Company.
“Early Conversion” shall have the meaning set forth in Section 8(a).
“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).
“Early Conversion Average Price” shall have the meaning set forth in Section 8(b). “Early Conversion Date” shall have the meaning set forth in Section 10(b).
“Effective Date” shall have the meaning set forth in Section 9(a), except that, as used in Section 13(a)(iii) and Section 13(c)(ii), “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or combination, as applicable.
“Ex-Date” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e). “Expiration Date” shall have the meaning set forth in Section 13(a)(vi).
“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive and set forth in a resolution of the Board of Directors (or such authorized committee).
“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding March 1, 2027.
“Five-Day Average Price” shall have the meaning set forth in Section 3(c)(iii). “Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum
Conversion Rate.
“Floor Price” shall have the meaning set forth in Section 3(e).
A “Fundamental Change” shall be deemed to have occurred at the time any of the following occurs after the Initial Issue Date:
(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly Owned Subsidiaries and the employee benefit or incentive plans of the Corporation and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock or the Corporation otherwise becomes aware of such beneficial ownership;
(b)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, or would represent solely the right to receive stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; or
(c)the Common Stock (or other common stock comprising all or part of the Exchange Property) ceases to be listed on any of the New York Stock Exchange, The

Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all common shareholders of the Corporation (excluding cash payments for fractional shares or pursuant to appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to appraisal rights.
If any transaction in which the Common Stock is replaced by the securities of another entity pursuant to Section 13(e) occurs, following completion of any related Fundamental Change Conversion Period (or, if none, the effective date of such transaction), references to the Corporation in this definition of “Fundamental Change” shall instead be references to such other entity.
“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).
“Fundamental Change Conversion Date” shall have the meaning set forth in Section
10(c).
“Fundamental Change Conversion Period” shall have the meaning set forth in Section
9(a).
“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to such Fundamental Change:

Stock Price

Effective Date	$30.00	$45.00	$60.00	$75.00	$90.00	$105.00	$109.41	$120.00	$131.27	$140.00	$160.00	$180.00	$200.00	$220.00
March 8, 2024............................	7.4620	7.6780	7.6860	7.6460	7.5980	7.5560	7.5460	7.5213	7.5000	7.4880	7.4640	7.4480	7.4360	7.4300
March 1, 2025............................	8.0320	8.1600	8.1020	7.9980	7.8920	7.8000	7.7760	7.7253	7.6820	7.6520	7.5980	7.5620	7.5380	7.5200
March 1, 2026............................	8.6060	8.6980	8.6240	8.4660	8.2820	8.1100	8.0660	7.9673	7.8780	7.8220	7.7220	7.6560	7.6140	7.5880
March 1, 2027............................	9.1400	9.1400	9.1400	9.1400	9.1400	9.1400	9.1400	8.3333	7.6180	7.6180	7.6180	7.6180	7.6180	7.6180

The exact Stock Price and Effective Date may not be set forth in the table, in which case:
(x)If the Stock Price is between two Stock Prices set forth in the table above, or if the Effective Date is between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day or 366-day year, as applicable.
(y)If the Stock Price is in excess of $220.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.
(z)If the Stock Price is less than $30.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.
The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.
“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).
“Fundamental Change Early Conversion Right” shall have the meaning set forth in Section 9(a).
“Fundamental Change Notice” shall have the meaning set forth in Section 9(b). “Holder” means each person in whose name shares of the Mandatory Convertible
Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v). “Initial Issue Date” means March 8, 2024.
“Initial Price” means $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which is initially equal to $109.4092.
“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which do not expressly provide that such capital stock shall rank either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a). “Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock,
$1,000 per share.
“Make-whole Dividend Amount” shall have the meaning set forth in Section 9(a).
“Mandatory Conversion” shall have the meaning set forth in Section 7(a). “Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Final Averaging Period.
“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).
“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1. “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii). “Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i). “Nonpayment” shall have the meaning set forth in Section 6(b)(i).
“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).
“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized officer of the Corporation.
“open of business” means 9:00 a.m., New York City time.
“Parity Stock” means any class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Preferred Stock” means the preferred stock, without par value, of the Corporation.
“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).
“Prospectus” means the prospectus dated March 4, 2024, file number 333-269815, relating to securities, including the Mandatory Convertible Preferred Stock and the Depositary Shares, to be issued from time to time by the Corporation.
“Prospectus Supplement” means the preliminary prospectus supplement dated March 4, 2024, as supplemented by the related pricing term sheet dated March 5, 2024, relating to the offering and sale of the Mandatory Convertible Preferred Stock and the Depositary Shares.
“Record Date” means, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant March 1, June 1, September 1 or December 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.
“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Record Date.
“Registrar” means, initially, Equiniti Trust Company, LLC, as the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.
“Reorganization Common Stock” shall have the meaning set forth in Section 13(e). “Reorganization Event” shall have the meaning set forth in Section 13(e). “Reorganization Valuation Percentage” for any Reorganization Event shall be equal to
(x)the Average VWAP of one share of the relevant Reorganization Common Stock over the relevant Reorganization Valuation Period (determined as if references to “Common Stock” in the definition of “VWAP” were references to such “Reorganization Common Stock”), divided by (y) the Average VWAP of one share of Common Stock over such Reorganization Valuation Period.
“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date of such Reorganization Event.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Senior Stock” means any class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.
“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend on shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion thereof.
“Spin-Off” means a distribution by the Corporation to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Corporation, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.
“Stock Price” means, for any Fundamental Change, (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) in all other cases, the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Fundamental Change.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which is initially equal to $131.2680.
“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Transfer Agent” initially means Equiniti Trust Company, LLC, as the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.
“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).
“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).
“Voting Preferred Stock” means any class or series of Parity Stock upon which voting rights like those set forth in Section 6(b) have been conferred and are exercisable.
“VWAP” per share of Common Stock on any Trading Day means the per share volume- weighted average price as displayed on Bloomberg page “ALB <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time) (or, if the scheduled close of trading of the primary trading session for the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading on such Trading Day is earlier, such earlier scheduled close of trading) on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
SECTION 3. Dividends. (a) Rate. Subject to the rights of holders of any class of capital stock of the Corporation ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 7.25% on the Liquidation Preference per share of Mandatory Convertible Preferred Stock (equivalent to $72.50 per annum per share (the “Dividend Amount”)), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as permitted by Virginia law and determined by the Board of Directors, or an authorized committee thereof, in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods the payment of such dividends is permitted by Virginia law. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the close of business on the immediately preceding Record Date, whether or not such Record Holders convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.
No dividend shall be declared or paid upon, or any sum or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.
Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends, calculated as set forth above.
Except as described in this Section 3(a), dividends on any share of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.
(b)Priority of Dividends. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock, and no Common Stock or other Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) a dividend payable on any Common Stock or other Junior Stock in shares of any Common Stock or other Junior Stock; (ii) the acquisition of shares of any Common Stock or other Junior Stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Common Stock or other Junior Stock with the proceeds of a substantially concurrent sale of, shares of any Common Stock or other Junior Stock and the payment of cash in lieu of any fractional share of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of the Corporation’s or its Subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share of Common Stock or other Junior Stock; (v) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan, and the payment of cash in lieu of any fractional share of Common Stock or other Junior Stock; (vi) purchases of Junior Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the Initial Issue Date; (vii) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock on behalf of any other Persons (other than the Corporation or any of its Subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of any fractional share of other Junior Stock or other Parity Stock, as the case may be; or
(ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by the Corporation or any of its Subsidiaries, of any debt securities that are convertible into, or exchangeable for, Common Stock (or into or for any combination of cash and Common Stock based on the value of the Common Stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the Initial Issue Date or (y) in compliance with the foregoing provision.
When dividends on shares of Mandatory Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of Common Stock sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of Parity Stock (which dollar amount will, if dividends on such class or series of Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the Board of Directors (or an authorized committee thereof) out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

For the avoidance of doubt, the provisions set forth in this Section 3(b) shall not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Stock.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.
If the Corporation (or an applicable withholding agent) is required to withhold on distributions of Common Stock to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, set off those amounts against shares of Common Stock or current or subsequent payments of cash to such Holder.
(c)Method of Payment of Dividends. (i) Subject to the limitations described below, the Corporation may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, as determined by the Board of Directors, or an authorized committee thereof, in its sole discretion:
(A)by paying cash;
(B)by delivering shares of Common Stock; or
(C)through any combination of paying cash and delivering shares of Common Stock.
(ii)Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion of such payment that will be made in Common Stock, on the earlier of the date the Corporation declares such dividend and the tenth Scheduled Trading Day immediately preceding the Dividend Payment Date for such dividend.
(iii)Any shares of Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”), multiplied by 97%.
(d)No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Five-Day Average Price.
(e)Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash divided by $38.29, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if it is able to do so in compliance with Virginia law, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.
(f)To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by Holders thereof that are not, and have not been within the three months preceding, “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed); provided that the Corporation shall not be required to qualify as a foreign corporation or to take any action that would subject the Corporation to general service of process in any jurisdiction where the Corporation is not presently qualified or where it is not presently subject to taxation as a foreign corporation and such qualification or action would subject the Corporation to such taxation.
SECTION 4. Liquidation, Winding-Up or Dissolution. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, out of the assets the Corporation has legally available for distribution to its shareholders, the Liquidation Preference per share of Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.
(b)Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.
(c)If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, winding-up or dissolution on, all Parity Stock are not paid in full, the Holders and all holders of any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.
(d)After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.
SECTION 5. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.
SECTION 6. Voting Rights.
(a)General. Holders shall not be entitled to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation (including under Section 13.1-708 of the Code of Virginia), except as set forth in this Section 6 or as otherwise specifically required by Virginia law.
(b)Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, June 1, 2024), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of shareholders to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at an annual or special meeting of shareholders called by the Board of Directors, subject to its fiduciary duties, at the request of the holders of record of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.
(ii)Any request to call a meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Mandatory Convertible Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by Virginia law.
(iii)If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately, and without any further action by the Corporation, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two.
(iv)Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b). In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock

Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of Holders and holders of any Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at an annual or special meeting of shareholders of the Corporation, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, such election shall be held at such next annual or special meeting of shareholders of the Corporation). Each Preferred Stock Director elected at any annual or special meeting of shareholders of the Corporation or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the shareholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.
(c)Other Voting Rights. So long as any shares of Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by Virginia law or by the Amended and Restated Articles of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)any authorization or creation of, or any increase in the authorized amount of, any Senior Stock;
(ii)any amendment, alteration or repeal of any provision of the Amended and Restated Articles of Incorporation so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or
(iii)any consummation of a binding share exchange or reclassification involving the Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another Person, unless either (x) the shares of Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the Holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (y) in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of Junior Stock or any other series of Parity Stock and (4) the application of the provisions set forth in Section 13(e) shall in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.
(d)Change for Clarification. Without the consent of the Holders of the Mandatory Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing the Amended and Restated Articles of Incorporation or any stock certificate representing shares of the Mandatory Convertible Preferred Stock:
(i)to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument (including any provision contained in this Article IV.D.);
(ii)to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Article IV.D. and that does not materially and adversely affect the rights of any Holder;
(iii)to waive any of the Corporation’s rights with respect to the Mandatory Convertible Preferred Stock; or
(iv)to make any other change that does not materially and adversely affect the rights of any Holder (other than any Holder that consents to such change).
In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the Prospectus as supplemented and/or amended by the “Description of Mandatory Convertible Preferred Stock” section of the Prospectus Supplement.
(e)Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Mandatory Convertible Preferred Stock, including the right to vote on any amendment to the Amended and Restated Articles of Incorporation that would adversely affect the rights of holders of the Common Stock.

(f)The number of votes that each share of Mandatory Convertible Preferred Stock and any Voting Preferred Stock participating in the votes described in this Section 6 shall have shall be in proportion to the liquidation preference of such share.
(g)Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or an authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Amended and Restated Articles of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.
SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Early Conversion Right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.
(b)The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:
(i)if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 7.6180 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);
(ii)if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to
$1,000 divided by the Applicable Market Value, rounded to the nearest ten-thousandth of a share of Common Stock; or
(iii)if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 9.1400 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);
provided that the Fixed Conversion Rates and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.
(c)If on or prior to February 15, 2027, the Corporation has not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through March 1, 2027, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Mandatory Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price (calculated as if the applicable Dividend Payment Date were March 1, 2027). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and 97% of such Five-Day Average Price, the Corporation shall, if the Corporation is able to do so in compliance with Virginia law, pay such excess amount in cash pro rata to the Holders.
SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to March 1, 2027 (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.
(b)    If as of any Early Conversion Date relating to an Early Conversion, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to such Early Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding such Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). For the avoidance of doubt, to the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless the Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.
SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to March 1, 2027, the Holders shall have the right (the “Fundamental Change Early Conversion Right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”), at any time during the period (the “Fundamental Change Conversion Period”) that begins on, and includes, the effective date of such Fundamental Change (the “Effective Date”) and ends at the close of business on the date that is the earlier of (x) 20 calendar days after the Effective Date (or, if later, the date that is 20 calendar days after Holders receive notice of such Fundamental Change) and (y) March 1, 2027 (and, for the avoidance of doubt, the Fundamental Change Conversion Period may not end on a date that is later than March 1, 2027), into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock; (ii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, as of such Effective Date, calculated using a discount rate of 7.5% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining full Dividend Periods and for the partial Dividend Period from, and including, such Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-whole Amount”); and (iii) with respect to such converted shares of Mandatory Convertible Preferred Stock, to the extent that, as of such Effective Date, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount (the amounts described in clauses (ii) and (iii), collectively, the “Make-whole Dividend Amount”), in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in clause (d) below; provided that, if such Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the payment of such dividend.
(b)The Corporation shall provide written notice (a “Fundamental Change Notice”) to Holders of the Effective Date of a Fundamental Change no later than the second Business Day following such Effective Date. The Fundamental Change Notice shall state:
(i)the event causing the Fundamental Change;
(ii)the Effective Date;
(iii)that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;
(iv)the Fundamental Change Conversion Period; and
(v)the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.
(c)Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify Holders of:
(i)the Fundamental Change Conversion Rate;

(ii)the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock; and
(iii)the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock.
(d)(i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, the Corporation may pay the Make-whole Dividend Amount, determined in the Corporation’s sole discretion:
(A)by paying cash;
(B)by delivering shares of Common Stock; or
(C)through any combination of paying cash and delivering shares of Common Stock.
(ii)The Corporation shall pay the Make-whole Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments by delivering shares of Common Stock. If the Corporation elects to make any payment of the Make-whole Dividend Amount, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at 97% of the applicable Stock Price.
(iii)No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Make-whole Dividend Amount. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Conversion Date.
(iv)Notwithstanding the foregoing, with respect to any Fundamental Change Conversion, in no event shall the number of shares of Common Stock that the Corporation delivers in lieu of paying all or any portion of the Make-whole Dividend Amount in cash exceed a number equal to the portion of the Make-whole Dividend Amount to be paid by the delivery of Common Stock, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. To the extent that the portion of the Make-whole Dividend Amount as to which the Corporation has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in respect of such portion of the Make-whole

Dividend Amount and 97% of the applicable Stock Price, the Corporation shall, if the Corporation is able to do so in compliance with Virginia law, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.
(v)If the Corporation is prohibited from paying or delivering, as the case may be, the Make-whole Dividend Amount (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Virginia law, the Fundamental Change Conversion Rate shall instead be increased by a number of shares of Common Stock equal to the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. In such case, to the extent that the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amount exceeds the product of such number of additional shares of Common Stock and 97% of the applicable Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash.
SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the Mandatory Conversion Date, the shares of Common Stock issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.
(b)To effect an Early Conversion pursuant to Section 8, a Holder must:
(i)complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)if required, furnish appropriate endorsements and transfer documents; and
(iv)if required, pay all applicable taxes or duties, if any.
Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Early Conversion Date”); provided that, for the avoidance of doubt, in no event may such Early Conversion Date occur after March 1, 2027. A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its Early Conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon Early Conversion shall be issued and delivered to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon an Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the applicable Early Conversion Date, the shares of Common Stock issuable upon Early Conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.
(c)To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:
(i)complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)if required, furnish appropriate endorsements and transfer documents; and

(iv)if required, pay all applicable taxes or duties, if any.
Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”); provided that, for the avoidance of doubt, in no event may such Fundamental Change Conversion Date occur after March 1, 2027. A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its Fundamental Change Early Conversion Right, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon Fundamental Change Conversion shall be issued and delivered to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon a Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon Fundamental Change Conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected.
(d)In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.
(e)Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Section 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3.
(f)If the Corporation (or an applicable withholding agent) is required to withhold on constructive distributions to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, set off those amounts against shares of Common Stock or current or subsequent payments of cash to such Holder.
SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon conversion of all shares of Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum Mandatory Conversion Additional Conversion Amount) and shall take all action required to increase the authorized number of shares of the Corporation’s Common Stock if at any time there shall be insufficient unissued shares of the Corporation’s Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Mandatory Convertible Preferred Stock or the payment or partial payment of dividends declared on Mandatory Convertible Preferred Stock that are payable in shares of the Corporation’s Common Stock. For purposes of this Section 11(a), the number of shares of Common Stock that shall be issuable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(c)Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(d)The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make- whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Mandatory Convertible Preferred Stock.
(b)In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Mandatory Convertible Preferred Stock that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.
(c)If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.
SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:
(A)the numerator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the total number of shares of Common Stock constituting such dividend or other distribution, and
(B)the denominator of which is the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination.
Any increase made pursuant to this clause (i) shall become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared.
For the purposes of this clause (i), the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.
(ii)Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholder rights plan, customary dividend reinvestment plan, or customary share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:
(A)the numerator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the number of shares of Common Stock issuable pursuant to such rights or warrants, and
(B)the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the number of shares of

Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the Current Market Price of the Common Stock.
Any increase made pursuant to this clause (ii) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price of the Common Stock, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the amount payable to the Corporation upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by the Board of Directors (or an authorized committee thereof). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.
(iii)Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect immediately prior to the open of business on the Effective Date of such subdivision or combination shall be multiplied by a fraction:
(A)the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and
(B)the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.
Any adjustment made pursuant to this clause (iii) shall become effective immediately after the open of business on the Effective Date of such subdivision or combination.
(iv)Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock (other than rights issued pursuant to a shareholder rights plan so long as such rights have not separated from the

Common Stock), cash or other assets (excluding (1) any dividend or distribution as to which an adjustment was effected pursuant to Section 13(a)(i), (2) any rights or warrants as to which an adjustment was effected pursuant to Section 13(a)(ii), (3) any dividend or distribution as to which the provisions set forth in Section 13(a)(v) shall apply and (4) any Spin-Off as to which the provisions set forth in Section 13(a)(iv)(B) shall apply) (any such evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets, the “Distributed Property”), each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:
(1)the numerator of which is the Current Market Price of the Common Stock, and
(2)the denominator of which is the Current Market Price of the Common Stock minus the Fair Market Value, on the Ex-Date of such distribution, of the portion of the Distributed Property so distributed applicable to one share of Common Stock.
Any increase made pursuant to this Section 13(a)(iv)(A) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such distribution described in this Section 13(a)(iv)(A) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
(B)In the case of a Spin-Off, each Fixed Conversion Rate in effect immediately prior to the open of business on the Ex-Date of such distribution shall be multiplied by a fraction:
(1)the numerator of which is the sum of (x) the Current Market Price of the Common Stock and (y) the Current Market Price of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock, and
(2)the denominator of which is the Current Market Price of the Common Stock.
Any increase made pursuant to this Section 13(a)(iv)(B) shall be made immediately following the determination of the Current Market Price of the Common Stock, but shall become retroactively effective immediately after the open of business on the Ex-Date of such distribution. In the event that such distribution described in this Section 13(a)(iv)(B) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. Because the Corporation shall make any increase to each Fixed Conversion Rate pursuant to this Section 13(a)(iv)(B) with retroactive effect as described above, the Corporation shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder upon such conversion occurs during the period set forth in clause (ii) of the definition of “Current Market Price” until the second Business Day immediately following the last Trading Day of such period.
For purposes of this clause (iv) (and subject in all respects to clause (viii)), rights or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such rights or warrants, including any such existing rights or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights or warrants with such rights (in which case the existing rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution, Trigger Event or other event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:
(x)a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or
(y)an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”), then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation
(I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and
(II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the date fixed for such determination” within the meaning of clauses (i) and (ii).
(v)Cash Distributions. If the Corporation dividends or distributes an amount consisting exclusively of cash to all or substantially all holders of Common Stock (excluding (1) any regular, quarterly cash dividend that does not exceed $0.40 per share (the “Initial Dividend Threshold”), (2) any cash that is distributed in exchange for or upon conversion of the Common Stock in a Reorganization Event to which Section 13(e) applies, (3) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation and (4) any consideration payable as part of a tender or exchange offer by the Corporation or any Subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution shall be multiplied by a fraction:
(1)the numerator of which is the Current Market Price of the Common Stock minus the Initial Dividend Threshold (provided that if such dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero), and
(2)the denominator of which is the Current Market Price of the Common Stock minus the amount per share of Common Stock of such dividend or distribution.

The Initial Dividend Threshold is subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates pursuant to this clause (v).
Any increase made pursuant to this clause (v) shall become effective immediately after the close of business on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
(vi)Self Tender Offers and Exchange Offers. If the Corporation or any Subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Common Stock where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price of the Common Stock, each Fixed Conversion Rate in effect immediately prior to the close of business on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:
(A)the numerator of which shall be equal to the sum of:
(1)the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and
(2)the product of (x) the Current Market Price of the Common Stock and (y) the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer); and
(B)the denominator of which shall be equal to the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer).
Any increase made pursuant to this clause (vi) shall be made immediately following the determination of the Current Market Price of the Common Stock, but shall become retroactively effective immediately after the close of business on the Expiration Date. In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be decreased to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.
Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). Because the Corporation shall make any increase to each Fixed Conversion Rate pursuant to this clause
(vi) with retroactive effect as described above, the Corporation shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to Holders upon such conversion occurs during the period set forth in clause (iii) of the definition of “Current Market Price” until the second Business Day immediately following the last Trading Day of such period.
(vii)In cases where (i) the Fair Market Value of the Distributed Property distributed per share of Common Stock as to which Section 13(a)(iv)(A) applies or (ii) the amount of cash distributed per share of Common Stock as to which Section 13(a)(v) applies, in each case, equals or exceeds the Average VWAP per share of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive, at the same time and upon the same terms as holders of Common Stock, the kind and amount of the Distributed Property or cash, as the case may be, comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the date of such distribution.
(viii)Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iv)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights or warrants have separated from Common Stock (in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Common Stock as described in Section 13(a)(iv)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.
(b)Discretionary Adjustments. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable if the Board of Directors (or an authorized committee thereof) determines that such increase would be in the Corporation’s best interest or in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.
(c)Calculation of Adjustments; Adjustments to Floor Price and Stock Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the first Trading Day of the Final Averaging Period, no adjustment to a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates, (x) on any Early Conversion Date or Fundamental Change Conversion Date;
(y) on the Effective Date of any Fundamental Change; and (z) on each Trading Day of the Final Averaging Period.
(ii)If an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Floor Price. Such adjustment shall be made by dividing the Floor Price by a fraction, the numerator of which shall be the Minimum Conversion Rate immediately after such adjustment pursuant to Section 13(a) or 13(b) and the denominator of which shall be the Minimum Conversion Rate immediately before such adjustment. For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), no separate inversely proportional adjustment shall be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $1,000 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $1,000 divided by the Minimum Conversion Rate (as adjusted in the manner described herein). Whenever any provision of this Article IV.D. requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price, as the case may be) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Fixed Conversion Rates that become effective, or any event that would require such an adjustment if the record date, Ex-Date, Effective Date or Expiration Date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.
(iii)If:
(A)the record date for a dividend or distribution on Common Stock occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date; and
(B)such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon Mandatory Conversion.
(iv)If an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Stock Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Stock Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.
(v)No adjustment to the Fixed Conversion Rates shall be made if Holders may participate (other than in the case of (x) a share subdivision or share combination or
(y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted except as provided in this Section 13. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted:
(A)upon the issuance of any shares of Common Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(B)upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;
(C)upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;
(D)for a change solely in the par value of the Common Stock;
(E)for sales of Common Stock for cash, including the sale of shares of Common Stock for a purchase price that is less than the then-current market price per share of Common Stock or less than the Initial Price or the Threshold Appreciation Price, other than in a transaction described in Section 13(a)(ii) or Section 13(a)(iv)(A);
(F)for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;
(G)as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;
(H)as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 13(a)(vi);
(I)for any regular, quarterly cash dividend that does not exceed the Initial Dividend Threshold; or
(J)for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as provided in Section 7, Section 8 and Section 9.
(d)Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:
(i)compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii)as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and
(iii)as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders, upon written request by a beneficial owner of the Depositary Shares, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.
(e)Reorganization Events. In the event of:
(i)any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);
(ii)any sale, transfer, lease or conveyance to another Person of all or substantially all of the consolidated property and assets of the Corporation and its Subsidiaries;
(iii)any reclassification of Common Stock into securities, including securities other than Common Stock; or
(iv)any statutory exchange of securities of the Corporation with another Person or binding share exchange (other than in connection with a merger or consolidation), in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of

Common Stock in such Reorganization Event. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property that the Corporation shall deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 3, Section 7, Section 8 and/or Section 9, as applicable, to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the date on which Holders become holders of record of the underlying Exchange Property, except as provided in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (or an authorized committee thereof), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Final Averaging Period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (or an authorized committee thereof)), or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
The provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.
In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as follows:
(i)in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13(e) and excluding any appraisal rights) is composed entirely of shares of common stock or ADRs (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to the nearest cent);
(ii)in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13(e) and excluding any appraisal rights) is composed in part of shares of Reorganization Common Stock, the

Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent); or
(iii)for the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13(e) and excluding any appraisal rights) is composed entirely of consideration other than shares of common stock or ADRs, the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to zero.
The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).
SECTION 14. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Equiniti Trust Company, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Equiniti Trust Company, LLC, the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal.
Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.
SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.
SECTION 16. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail or facsimile, or if given in such other manner as may be permitted in the Amended and Restated Articles of Incorporation or the
Bylaws and by applicable law. Notwithstanding the foregoing, if the shares of the Mandatory Convertible Preferred Stock are held in global form, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preferred Stock.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.
SECTION 18. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Amended and Restated Articles of Incorporation or as provided by applicable law.
SECTION 19. Stock Certificates.
(a)Shares of Mandatory Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.
(b)Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed by the Chief Executive Officer or the Chair of the Board and by the Secretary or an Assistant Secretary of the Corporation, in accordance with the Bylaws and applicable Virginia law, by manual or facsimile signature.
(c)A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.
(d)If any officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.
SECTION 20. Replacement Certificates.
(a)If any Mandatory Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.
(b)The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Titles and Headings. The titles and headings of the sections and subsections of this Article IV.D. have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 22. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and the Corporation shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)    The Liquidation Preference and the Dividend Amount each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

V.
A.Board of Directors.
Unless otherwise fixed in the Bylaws, the number of Directors of the Corporation shall be three (3). At each annual meeting of shareholders, the Directors of the Corporation shall be elected.
B.Removal of Director.
Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed only with cause.
VI.
A.In this Article:
“applicant” means the person seeking indemnification pursuant to this Article.
“expenses” includes counsel fees.

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
“party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
“proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
B.In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
C.The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (ii) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporations also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.
D.The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such Director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

E.The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section B or C of this Article.
F.Any indemnification under section C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in section C.
The determination shall be made:
1.By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;
2.If a quorum cannot be obtained under subsection 1 of this section by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;
3.By special legal counsel:
(a)Selected by the Board of Directors or its committee in the manner prescribed in subsection 1 or 2 of this section; or
(b)If a quorum of the Board of Directors cannot be obtained under subsection 1 of this section and a committee cannot be designated under subsection 2 of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

4.By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.
Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection 3 of this section F to select counsel.
Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

G.1. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section C if the applicant furnishes the Corporation:
(a)a written statement of his good faith belief that he has met the standard of conduct described in section C; and
(b)a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.
2.The undertaking required by paragraph (b) of subsection 1 of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.
3.Authorizations of payments under this section shall be made by the persons specified in section F.
H.The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section B or C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section C. The provisions of sections D through G of this Article shall be applicable to any indemnification provided hereafter pursuant to this section H.
I.The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.
J.Every reference herein to Directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interest funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.
K.Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

Exhibit A
[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED STOCK CERTIFICATE]
Certificate Number [ ]    Number of Shares of Mandatory Convertible Preferred Stock [    ]
CUSIP 012653 309 ISIN US0126533092

ALBEMARLE CORPORATION
7.25% Series A Mandatory Convertible Preferred Stock (without par value)
(Liquidation Preference as specified below)
ALBEMARLE CORPORATION, a Virginia corporation (the “Corporation”), hereby certifies that [    ] (the “Holder”), is the registered owner of [    ] fully paid and non- assessable shares of the Corporation’s designated 7.25% Series A Mandatory Convertible Preferred Stock, without par value and a Liquidation Preference of $1,000.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, as the same may be further amended, modified or restated from time to time in accordance with its terms (the “Amended and Restated Articles of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in Article IV.D. of the Amended and Restated Articles of Incorporation. The Corporation will provide a copy of the Amended and Restated Articles of Incorporation to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this certificate and the Amended and Restated Articles of Incorporation, the provisions of the Amended and Restated Articles of Incorporation shall control and govern.
Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in Article IV.D. of the Amended and Restated Articles of Incorporation, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Amended and Restated Articles of Incorporation and is entitled to the benefits thereunder.
Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Amended and Restated Articles of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two officers of the Corporation this [ ] of [    ] [    ].
ALBEMARLE CORPORATION

By:          Name:
Title:

By:          Name:
Title:

COUNTERSIGNATURE
These are shares of Mandatory Convertible Preferred Stock referred to in the within- mentioned Amended and Restated Articles of Incorporation.
Dated: [    ], [    ] EQUINITI TRUST COMPANY, LLC, as
Registrar and Transfer Agent

By:          Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED STOCK]
Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Amended and Restated Articles of Incorporation.
The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Amended and Restated Articles of Incorporation.
The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Convert the Mandatory Convertible Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) 7.25% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of Albemarle Corporation (hereinafter called the “Corporation”), represented by stock certificate No(s). [    ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Amended and Restated Articles of Incorporation of the Corporation, as the same may be further amended, modified or restated from time to time in accordance with its terms (the “Amended and Restated Articles of Incorporation”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to Article IV.D. of the Amended and Restated Articles of Incorporation.
Date of Conversion:
Applicable Conversion Rate:
Shares of Mandatory Convertible Preferred Stock to Be Converted:
Shares of Common Stock to Be Issued:*
Signature:
Name:
Address:**
Fax No.:

    The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**    Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee:
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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